Exhibit 99.1

TeraWulf Expands Strategic Partnership with Fluidstack Through New 168 MW AI Compute Joint Venture

25-year lease agreement represents approximately $9.5 billion in contracted revenue

Google backstops $1.3 billion of Fluidstack’s long-term lease obligations in support of project debt

Exclusive right to partner with Fluidstack on next ~168 MW critical IT load project

Expands TeraWulf’s contracted HPC platform to 510 MW of critical IT load and supports an upwardly revised growth strategy targeting 250–500 MW of new contracted capacity annually

EASTON, Md., October 28, 2025 (GLOBE NEWSWIRE) -- TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, low-carbon digital infrastructure, today announced that it has executed a long-term high-performance computing (HPC) joint venture with Fluidstack, a premier AI cloud platform that builds and operates HPC clusters for some of the world’s largest companies.

Under the agreement, the parties will develop and deliver 168 MW of critical IT load at the Abernathy, Texas campus, serving workloads for a global hyperscale AI platform developing frontier-scale foundation models, backed by an investment-grade, long-duration infrastructure commitment through Fluidstack’s platform. The facility is expected to be delivered in the second half of 2026.

The 25-year hosting commitment represents approximately $9.5 billion in contracted revenue to the joint venture.1 TeraWulf will hold a majority stake of 51% in the joint venture. The joint venture also has the right to develop subsequent phases at the Abernathy campus beyond the initial 168 MW, leveraging existing transmission and development infrastructure to support incremental high-density capacity additions.

Separately, TeraWulf has secured the exclusive right to partner with Fluidstack for up to 51% of the next Fluidstack-led ~168 MW data center project on substantially similar commercial terms.

As a result of this transaction, TeraWulf’s contracted HPC platform now exceeds 510 MW of critical IT load. The Company is executing on an upwardly revised growth strategy targeting an additional 250 MW to 500 MW of contracted critical IT load per year, having already secured 510 MW of contracted critical IT load in the last 10 months.

The joint venture will be project-financed, with Google backing approximately $1.3 billion of Fluidstack’s long-term lease obligations to support project-related debt financing, materially enhancing credit quality for project debt. TeraWulf’s equity contributions to the joint venture will be made in staged installments, preserving corporate balance sheet flexibility while maintaining majority governance rights. No TeraWulf equity securities or warrants were issued in connection with this transaction.

1 Lease term may be shortened to 20 years or 15 years pursuant to certain contractual options.

Leadership Commentary

“We are very pleased to deepen our strategic alignment with Fluidstack and Google through this long-term joint venture,” said Paul Prager, Chief Executive Officer of TeraWulf. “On our last conference call — immediately following the Lake Mariner announcement — I made clear that our focus was execution, execution, execution. Today’s transaction demonstrates that execution in practice.”

“What began as a single site has matured into a repeatable, credit-enhanced platform model backed by Tier-1 partners. This is exactly the evolution we outlined: converting advantaged infrastructure positions into contracted megawatts with investment-grade counterparties and doing so at strategic scale.”

“Securing more than 510 MW of critical IT load in the past 10 months provides a direct proof-point of our growth strategy – supporting our goal of contracting an additional 250–500 MW of new capacity annually over the coming years.”

“Fluidstack is proud to partner again with TeraWulf as we expand our platform to support next-generation GPU clusters for foundation model developers,” said César Maklary, Co-Founder and President of Fluidstack. “TeraWulf brings exceptional operational discipline, energy expertise, and development scale at precisely the moment the market requires hardened, sustainable infrastructure.”

Joint Venture Structure & Economics

•	Capacity: 168 MW critical IT load (240 MW gross)

•	Contract Value: ~$9.5 billion to the joint venture over 25-year term

•	Lease Structure: Modified gross lease with annual escalators

•	Total Project Cost: $8-$10 million per MW of critical IT load

•	TeraWulf Ownership: 51% majority stake

•	Google Support: $1.3 billion long-term lease backing in support of project debt

•	Abernathy Expansion: joint venture right to develop future phases beyond initial 168 MW

Platform Expansion & Growth Outlook

•	Contracted Platform Scale: >510 MW critical IT load

•	Growth Model: Targeting 250–500 MW of additional contracted IT load annually

•	Strategic Optionality: Exclusive WULF right to partner on next ~168 MW Fluidstack-led project

Advisors

Morgan Stanley is serving as sole financial advisor to TeraWulf. Paul, Weiss, Rifkind, Wharton & Garrison LLP and Stutzman, Bromberg, Esserman & Plifka, P.C. are serving as legal counsel.

About TeraWulf

TeraWulf develops, owns, and operates environmentally sustainable, industrial-scale data center infrastructure in the United States, purpose-built for high-performance computing (HPC) hosting and bitcoin mining. Led by a team of veteran energy infrastructure entrepreneurs, TeraWulf is committed to delivering scalable, low-carbon compute capacity for next-generation AI and HPC customers.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “seek,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “strategy,” “opportunity,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) the ability to mine bitcoin profitably; (2) TeraWulf’s ability to attract additional customers to lease its HPC data centers; (3) TeraWulf’s ability to perform under its existing data center lease agreements; (4) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates; (5) the ability to implement certain business objectives, including its bitcoin mining and HPC data center development, and to timely and cost-effectively execute related projects; (6) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to expansion or existing operations; (7) adverse geopolitical or economic conditions, including a high inflationary environment, the implementation of new tariffs and more restrictive trade regulations; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability and cost of power as well as electrical infrastructure equipment necessary to maintain and grow the business and operations of TeraWulf; and (10) other risks and uncertainties detailed from time to time in TeraWulf’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in TeraWulf’s filings with the SEC, which are available at www.sec.gov.

Contacts

Investors: investors@terawulf.com

Media: media@terawulf.com